UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2007

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 1 - Registrant’s Business and Operations

Item 1.10 Entry into a Material Definitive Agreement

On February 2, 2007, Old Line Bank, a wholly owned subsidiary of Old Line Bancshares, Inc., completed the requirements of a lease agreement entered into with Eleventh Spring Lake Associates LLC (“Eleventh Spring Lake”) on December 31, 2007 to lease 2,700 square feet of space on the 1st floor of an office building located at 6301 Ivy Lane, Greenbelt, Prince George’s County, Maryland (referred to below as Premises A). On January 31, 2007, Old Line Bank also entered into a lease agreement with Sixteenth Springhill Lake Associates, L.L.L.P. (“Sixteenth Springhill”) to lease approximately 33,000 square feet of ground area located at the southwest corner of the intersection of Kenilworth Avenue and Ivy Lane in Greenbelt, Prince George’s County, Maryland and a free-standing bank building that Old Line Bank will construct (referred to below as Premises B). The Press Release announcing the execution of the leases is filed as Exhibit 99.1 hereto.

Old Line Bank plans to open a new branch at Premises A. Upon completion of construction of Premises B, Old Line Bank plans to move this branch from Premises A into the new building at Premises B. The following outlines the terms of the Lease Agreements:

(a) Fixed Basic Rent	For Premises A:
Year	Annual Rent	Monthly Installments	Per Sq. Ft. Rent
1	$62,100.00	5,175.00	23.00
2	63,963.00	5,330.25	23.69
3	65,880.00	5,490.00	24.40
4	67,851.00	5,654.25	25.13
5	69,903.00	5,825.25	25.89
Total	$329,697.00

Old Line Bank will also pay a monthly fee of $75 for one garaged parking space. The lease includes 10 outside parking spaces for no additional fee.

For Premises B:
Lease Year	Annual Rate	Monthly Installments
1-5	$105,000.00	8,750.00
6-10	120,750.00	10,062.50
11-15	138,862.56	11,571.88
16-20	159,691.92	13,307.66
21-25	183,645.72	15,303.81
26-30	211,292.56	17,599.38
Total	$4,595,713.80

(b) Additional Rent	For Premises A: Proportionate share (approximately 2.41%) of the building’s operating expenses, insurance, utility costs, energy costs and real estate taxes.

For Premises B: All costs, expenses and obligations of every kind relating to the premises, plus proportionate share (3.828%) of maintenance expenses (such as snow, ice and trash removal, landscaping and paving) of the road, driveway, curb and sidewalk areas.

(c) Lease Term and Commencement Date
For Premises A: The lease has an initial term of five years commencing when the applicable public authority has issued a certificate of occupancy for Old Line Bank to occupy the premises, unless earlier terminated under the terms and conditions of the lease. After providing nine months written notice and paying a termination fee as calculated pursuant to the terms of the lease to Eleventh Spring Lake, Old Line Bank may terminate the lease after the 2nd anniversary of the commencement date.

For Premises B: The lease commences on the earlier to occur of (i) the date on which Old Line Bank first opens for business at Premises B, or (ii) 785 days after the effective date (January 31, 2007) of the lease. The lease has an initial term of 30 years ending on the day immediately preceding the 30th anniversary of the commencement date.

(d) Renewal Terms	For Premises A: Old Line Bank has the right to extend the term of the lease for three additional five-year lease terms.
For Premises B: Old Line Bank has the right to extend the term of the lease for two successive periods of ten consecutive years.

Statements in this report regarding Old Line Bank’s plans with respect to a new branch constitute forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on Old Line Bancshares, Inc.’s beliefs, assumptions and on information available to Old Line Bancshares, Inc. as of the date of this filing, and involve risks and uncertainties. These risks and uncertainties include unanticipated problems with the chosen premises that make remodeling the building at Premises A or building a new building at Premises B more difficult and costly than anticipated or wholly unfeasible, other unforeseen remodeling or construction delays, the ability of Old Line Bancshares, Inc. to successfully implement its growth and expansion strategy, and other general risks that could negatively impact Old Line Bancshares, Inc. and make opening, maintaining or moving a new branch unwise or difficult. For a more complete discussion of some of the risks and uncertainties that could impact Old Line Bancshares, see “Factors Affecting Future Results” in Old Line Bancshares, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

Old Line Bancshares, Inc.’s actual results and the actual outcome of our expectations as discussed herein could differ materially from those anticipated because of these risks and uncertainties and you should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date of this filing, and Old Line Bancshares, Inc. undertakes no obligation to update the forward-looking statements to reflect factual assumptions, circumstances or events that have changed after the forward-looking statements are made.

Section 9.-Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated February 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: February 6, 2007	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer